SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[ ]  Preliminary Information Statement       [  ]  Confidential, for  Use of the
[X]  Definitive Information Statement              Commission Only (as permitted
                                                   by Rule 14c-5(d) (2))

                                 TECHDYNE, INC.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)
 ................................................................................

Payment of Filing Fee (Check the appropriate box):

 [X]     No fee required.
 [ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
         1)       Title  of  each  class  of  securities  to  which  transaction applies:
                  ..............................................................
         2)       Aggregate number of securities to which transaction applies:
                  ..............................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  ..............................................................
         4)       Proposed maximum aggregate value of transaction:
                  ..............................................................
         5)       Total fee paid:
                  ..............................................................
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


         1)       Amount Previously Paid:
                  ..............................................................
         2)       Form, Schedule or Registration Statement No.:
                  ..............................................................
         3)       Filing Party:
                  ..............................................................
         4)       Date Filed:
                  ..............................................................

                                                                  April 14, 2000


To:      Our Shareholders

From:    Thomas K. Langbein

Subject: Invitation to the Techdyne, Inc. 2000 Annual Meeting of Shareholders


         Management is extending its invitation to you to attend our Annual Meeting on May 24, 2000. The Annual Meeting is being held at our executive offices, at 2230 West 77th Street, Hialeah, Florida at 11:00 a.m. In addition to the formal items of business, I will review the major developments of 1999 into the new millenium and answer your questions.

         This booklet includes the Notice of Annual Meeting and the Information Statement. Proxies are not being solicited since a quorum exists for the meeting through Medicore's 71% ownership of Techdyne, Inc. The Information Statement provides details as to quorum and voting requirements. The Information Statement also describes the business we will conduct at the meeting, basically the election of seven directors, and provides information about Techdyne, Inc.

         I am sure you will notice that this year the Information Statement is written in "plain English," which we hope makes its reading and understanding easier for you.

         We look forward to seeing you at the Annual Meeting.


                                                     Thomas K. Langbein
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                                 TECHDYNE, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                 ----------------------------------------------

                          Date:   Wednesday, May 24, 2000
                                  Time: 11:00 a.m.

                          Place:  Executive Offices of
                                  Techdyne, Inc.
                                  2230 West 77th Street
                                  Hialeah, Florida 33016

                 ----------------------------------------------


Dear Shareholder:

         You are cordially invited to attend the 2000 Techdyne, Inc. Annual Meeting of Shareholders to:

             1.       Elect seven directors;

             2. Ratify the selection of Wiss & Company, LLP as independent auditors for 2000; and

             3. Transact any other business that may properly be presented at the Annual Meeting.

         If you were a shareholder of record at the close of business on April 10, 2000, you are entitled to vote at the Annual Meeting.

         Your copy of the Annual Report on Form 10-K of Techdyne, Inc. for 1999 is enclosed.

                                        By order of the Board of Directors

                                        Lawrence E. Jaffe
                                        Counsel and Corporate Secretary

April 14, 2000

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Information About the Annual Meeting and Voting........................     2

Proposals..............................................................     4

Information About Directors and Executive Officers.....................     5

Executive Compensation.................................................     7

Board Executive Compensation Report....................................    13

Performance Graph......................................................    15

Certain Relationships and Related Transactions.........................    15

Beneficial Ownership of the Company's Securities.......................    19

                            INFORMATION STATEMENT FOR
                                  TECHDYNE, INC.
                       2000 ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING


Q:       WHY DID YOU SEND ME AN INFORMATION STATEMENT?
A: Management of Techdyne, Inc. ("Techdyne" or the "Company") is asking you to attend and vote at the 2000 Annual Meeting. This Information Statement summarizes the information you need to know to vote intelligently.

Q:       WHY DID YOU NOT SEND ME A PROXY?
A: This is because a quorum already exists based upon the approximately 71% ownership of Techdyne's voting securities by Medicore, Inc. ("Medicore" or the "Parent").

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Q:       WHAT DOES A QUORUM MEAN?
A: A quorum means a majority of the outstanding shares. The Annual Meeting may only proceed if a quorum is present at the meeting. A majority of the outstanding shares will be present at the meeting through Medicore. At April 10, 2000, the Record Date, there were 6,596,990 shares of Techdyne common stock outstanding. Medicore owns 4,674,990 shares of Techdyne common stock or approximately 71% of the votes. A shareholder list will be available at our executive offices in Hialeah, Florida at the meeting and for 10 days prior to the meeting for your review.

Q:       WHO IS ENTITLED TO VOTE?
A: Shareholders who owned Techdyne common stock at the close of business on April 10, 2000 ("Record Date").

Q:       HOW MANY VOTES DO I HAVE?
A: Each share of common stock is entitled to one vote. Techdyne is sending this Information Statement, the attached Notice of Annual Meeting, and our 1999 Annual Report, which includes our financial statements, on April 17, 2000 to all shareholders entitled to vote.

Q:       WHAT AM I VOTING ON?
A: Election of seven directors, Messrs. Thomas K. Langbein, Barry Pardon, Joseph Verga, Peter D. Fischbein, Anthony C. D'Amore, Lytton Crossley and Edward Diamond for a one year term; and ratification of Wiss & Company, LLP as Techdyne's independent auditors.

Q:       HOW DO I VOTE?
A: By attending the Annual Meeting. At that time you will be given a ballot and you may vote your shares. If your shares of Techdyne common stock are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee showing you were the beneficial owner of the shares on April 10, 2000, the Record Date.

Q:       IS MY VOTE CONFIDENTIAL?
A: Yes. Only the inspectors of election and other employees of Techdyne assisting in tallying the vote will have access to your vote and comments, unless you tell us to disclose such information.

Q:       WHO COUNTS THE VOTES?
A: We appoint two persons to act as inspectors of election, who each take an oath to accept that responsibility and certify the voting to the board.

Q:       WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INFORMATION STATEMENT?
A: Your shares of Techdyne common stock are probably registered in more than one name or account. It would be appreciated if you would contact our transfer agent, Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004 (Attention: Proxy Department) and tell them to put all your accounts registered in the same name at the same address; and if there is more than one Techdyne shareholder at that address, that you have no objection and would prefer only one Notice of Annual Meeting and registration statement be sent to that address for all persons holding Techdyne common stock at that address.

Q:       HOW MUCH COMMON STOCK DO OFFICERS AND DIRECTORS OWN?
A: Approximately 600,000 shares or approximately 9% of our common stock as of the Record Date. This does not include Medicore's 70.8% (4,674,620 shares) of Techdyne common stock ownership.

Q:       WHO ARE THE LARGEST PRINCIPAL SHAREHOLDERS?
A: As of the Record Date, other than Medicore's 71% ownership, Messrs. Thomas K. Langbein (owns 2.7%), Barry Pardon (owns 2.8%) and Joseph Verga (owns 1.6%), officers and directors of the Company, are the largest holders of Techdyne common stock. See "Information About Directors and Executive Officers" and "Beneficial Ownership of the Company's Securities."

Q: WHO SENDS OUT THE INFORMATION STATEMENTS AND ANNUAL REPORTS AND WHAT ARE THE COSTS?
A: The Company is sending out the Information Statement and Annual Report to shareholders.

         We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these materials to their principals and we will reimburse them for their reasonable expenses in forwarding the materials. Techdyne pays all expenses of preparing and delivering the Information Statements and Annual Reports, including printing, envelopes, mailing and similar out-of-pocket expenses.

Q:       WHO IS ELIGIBLE TO SUBMIT A PROPOSAL?
A: To be eligible, you must have continuously held at least $2,000 in market value, or 1%, of Techdyne's common stock for at least one year by the date you submit the proposal. You must continue to hold your Techdyne shares through the date of the meeting. However, please remember that Medicore's 71% ownership will determine the outcome of any proposal.

Q:       WHEN ARE THE YEAR 2001 SHAREHOLDER PROPOSALS DUE?
A: Shareholder proposals must be submitted in writing by December 17, 2000 to Lawrence E. Jaffe, corporate Secretary, Techdyne, Inc., 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604. Any proposal should provide the reasons for it, the text of any resolution, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

                                    PROPOSALS

1.       ELECTION OF DIRECTORS

         Nominees for election for a one year term are:

                                   Current Position               Position
Name                      Age      and Areas of Responsibility   Held Since
----                      ---      ---------------------------   ----------

Thomas K. Langbein        54       Chairman of the Board and        1982
                                   Chief Executive Officer          1990

Barry Pardon              48       President                        1991
                                   and Director                     1990

Joseph Verga              48       Senior Vice President,           1988
                                   Treasurer                        1985
                                   and Director                     1984

Peter D. Fischbein*       60       Director                         1984

Anthony C. D'Amore*       69       Director                         1984

Lytton Crossley           64       Director                         1999

Edward Diamond            54       Director                         1999

*        MEMBER OF THE AUDIT COMMITTEE.

         There is no nominating committee. Nominations for directors are considered by the entire board.

         The affirmative vote of a plurality of the shares of common stock represented at the meeting is required to elect the nominees as directors. Abstentions and votes withheld for any nominee will have the same effect as a vote against his re-election.

         Medicore owns 4,674,620 shares or approximately 71% of the voting stock of the Company, and intends to vote all of its shares in favor of the election of the seven nominees of management for directors, thereby assuring their election as directors.

         The nominees have consented to serve on the board. Each nominee has served as a director of the Company last year, a majority having served on the board for 15 years or more. If any nominee is unable to serve for any reason, the parent's controlling block of our common stock will be voted for any substitute nominee as designated by the board.

         For more information about the directors and executive officers see "Information About Directors and Executive officers."

2.       RATIFICATION OF WISS & COMPANY, LLP AS INDEPENDENT AUDITORS

         The board, upon the recommendation of the audit committee, engaged Wiss & Company, LLP as our new independent accountants to do the 1999 fiscal year audit for the Company. Wiss & Company replaces our former independent accountants, Ernst & Young LLP. The termination of Ernst & Young was effective August 6, 1999, and was reported in our Current Report on Form 8-K dated August 27, 1999.

         Ernst & Young's report on our financial statements for the two fiscal years ended December 31, 1998 and 1997 contained no adverse opinion or disclaimer of opinion, was not qualified or modified as to any uncertainty, audit scope or accounting principles. During those two fiscal years and subsequent interim periods to the date of their termination, August 6, 1999, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, nor were there any reportable events as defined in Item 304(a)(1)(v) of the Commission's Regulation S-K. Reportable events include the accountant's advising us that internal controls necessary for reliable financial statements do not exist, information has come to the accountant's attention that led it to no longer be able to rely on management's representations, the need to expand significantly the scope of the audit, or information has come to the attention of the auditors that it has concluded materially impacts the fairness or reliability of the previous audit or the financial statements. Ernst & Young's agreement with this position as stated in our August, 1999 Current Report was provided in their letter to the Commission dated August 27, 1999, which is an exhibit to our August, 1999 Current Report.

         No relationship exists between the Company and Wiss & Company other than the usual relationship between independent public auditor and client.

         A representative of Wiss & Company is expected to attend the Annual Meeting to respond to shareholder questions. No representative of Ernst & Young will attend the Meeting.

         The affirmative vote of the majority of the shares present and entitled to vote at the Annual Meeting is needed and will be accomplished by virtue of Medicore's 71% ownership of the Company and its present intention to vote its 71% ownership to ratify Wiss & Company as independent auditors for 2000.


OTHER MATTERS TO BE PRESENTED TO SHAREHOLDERS

         Management is not currently aware of any other matter to be presented for action at the Annual Meeting other than the election of seven directors, Proposal No. 1, and the ratification the selection of independent auditors, Proposal No. 2, in the accompanying Notice of Annual Meeting of Shareholders, and management does not presently intend to bring any other matter before the meeting.

   INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

         The board of directors oversees the business and affairs of Techdyne and monitors the performance of management. In accordance with corporate governance principles, the board does not involve itself in day-to-day operations. The board is kept knowledgeable and informed through discussions with the Chairman, other directors, executives and advisors (counsel, outside auditors, investment bankers and other consultants), by reading reports, contracts and other materials sent to them and by participating in board and committee meetings.

         The board met 13 times during 1999, including quarterly and special meetings and action taken by unanimous written consent in lieu of a meeting. All directors participated at all the meetings, either present in person or by telephone conference call.


DIRECTORS STANDING FOR RE-ELECTION

         THOMAS K. LANGBEIN was financial consultant to Medicore until 1980 when he became Chairman of the Board of Directors, Chief Executive Officer and President of Medicore. Mr. Langbein is also an officer and director of most of Medicore's subsidiaries. Mr. Langbein is also a director of Lytton and Techdyne (Scotland). Mr. Langbein is Chairman of the Board and Chief Executive Officer of Dialysis Corporation of America ("DCA"), a 68% owned public subsidiary of Medicore. In 1971, Mr. Langbein organized and currently is the President, sole director and owner of Todd & Company, Inc., a broker-dealer registered with the Securities and Exchange Commission and the NASD. Todd has an agreement with MainStreet IPO.com with which company DCA has a proposed merger pending. Mr. Langbein was recently appointed as a director of Linux Global Partners, a private holding company in which Medicore, in January, 2000, invested and to which company it loaned money. See "Certain Relationships and Related Transactions." Mr. Langbein, devotes most of his time to the affairs of the Company, Medicore and DCA.

         BARRY PARDON joined the Company in November, 1980 as national sales manager and initiated the independent manufacturer representatives sales force. Mr. Pardon became Vice President of Marketing in 1981, was appointed Executive Vice President (Marketing) in 1988, and was appointed President in November, 1991. Mr. Pardon is Chairman of the Board of Lytton and a director of Techdyne (Europe). He is also a member of the South Florida Manufacturing Center Advisory Board.

         JOSEPH VERGA joined the Company in 1979 as purchasing agent. In 1980 he became production control manager and Vice President, in 1981 the operations manager, and in 1984 was elected a director. In 1985 he was appointed Treasurer and in 1988 was made Senior Vice President of Operations.

         PETER D. FISCHBEIN is an attorney. He is a director of Viragen, Inc. (since 1981), formerly a public subsidiary of Medicore spun-off in 1986. Mr. Fischbein is a director of Medicore (since 1984). He was Chairman of the Board of the Company from April, 1990 to November, 1991. Mr. Fischbein is a general partner of several limited partnerships engaged in real estate development.

         ANTHONY C. D'AMORE is director of Medicore. Mr. D'Amore is an insurance consultant and receives nominal commissions with respect to insurance placed with the Company, Medicore and DCA.

         LYTTON CROSSLEY established Lytton Incorporated in 1979 and was its Chairman and President through July 31, 1997, at which time Lytton was acquired by the Company. He remained as President of Lytton until August, 1998, when he became Assistant to the President, and devotes a limited amount of time to Lytton. See "Certain Relationships and Related Transactions."

         EDWARD DIAMOND acquired with his partner and has been the President of Robert Warren, LLC d/b/a Lance International, a contract manufacturer of electronic and electro-mechanical products. Lance International does manufacturing for the Company. See "Certain Relationships and Related Transactions."

OTHER EXECUTIVE OFFICERS

         Name                Age    Position                         Held Since
         ----                ---    --------                         ----------

         Daniel R. Ouzts     53     Vice President (Finance)
                                    and Controller                     1986

         DANIEL R. OUZTS joined Medicore in 1980 as controller of its plasma division, and in 1983 became its and DCA's controller. He became Vice President of Finance of the Company and Medicore in 1986. He was appointed as Vice President and Treasurer of DCA in 1996. Mr. Ouzts is a certified public accountant. See "Certain Relationships and Related Transactions."

         There are no family relationships among any of the officers or directors of the Company.

BOARD COMMITTEES

         The Company has an audit committee consisting of Peter D. Fischbein and Anthony C. D'Amore. The audit committee usually meets on a monthly basis, sometimes alone, usually with management, and from time to time with the independent auditors, and is responsible for recommending to the board of directors the firm of independent accountants to serve the Company, reviewing fees, services and results of the audit by such independent accountants, reviewing the accounting books and records of the Company and reviewing the scope, results and adequacy of the internal audit control procedures of the Company.

         The Company also has a stock option committee, consisting of Messrs. Langbein, Pardon and Verga. This committee considers new option plans and the granting of incentive and non-qualified options, eligible participants, the extent of the options and their terms, and makes its recommendation to the board.


COMPENSATION OF DIRECTORS

         No standard arrangements for compensating directors for services as directors or for participating on any committee exists. We reimburse directors for travel and related out-of-pocket expenses incurred in attending shareholder, board and committee meetings, which expenses have been minimal. In lieu of any cash compensation or per meeting fees to directors for acting as such, we have provided directors, among others, with options to purchase common stock of the Company at fair market value as of the date of grant. See "Executive Compensation - Options, Warrants or Rights," and "Beneficial Ownership of the Company's Securities" below.

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table below sets forth compensation paid by the Company and its subsidiaries for the last three fiscal years ended December 31, 1999 for services in all capacities for its Chief Executive Officer, President and Senior Vice President. No other executive officer of the Company received a total annual salary, bonus or other compensation which exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation       Long Term Compensation Awards
                                      -------------------       -----------------------------
          (a)                 (b)         (c)            (e)                  (g)

                                                                           Securities
                                                                           Underlying
                                                                          Options/SARs(#)
                                                                       --------------------
Name and Principal Position   Year     Salary($)    Compensation($)    Company     Medicore
---------------------------   ----     ---------    ---------------    -------     --------
Thomas K. Langbein, CEO       1999      93,800(1)     11,400(2)
                              1998      90,200(1)     11,300(2)
                              1997      90,000(1)     12,000(2)         100,000

Barry Pardon                  1999     149,600(3)      6,700(4)
                              1998     150,800(3)      7,300(4)
                              1997     144,100(3)      8,000(4)         100,000

Joseph Verga                  1999     100,700(3)      1,600(5)
                              1998      80,700(3)      1,600(5)
                              1997      78,800(3)      2,300(5)          50,000

----------

(1) ALL COMPENSATION WAS PAID BY MEDICORE, WHICH WAS $268,000 FOR 1999, $258,000 FOR 1998 AND $257,000 FOR 1997. AMOUNTS REFLECTED IN THE SUMMARY COMPENSATION TABLE WERE THE COMPENSATION PAID TO MR. LANGBEIN BY MEDICORE BUT ALLOCATED TO THE COMPANY IN PROPORTION TO THE TIME MR. LANGBEIN SPENT ON BEHALF OF THE COMPANY.

(2) AUTOMOBILE ALLOWANCE AND RELATED EXPENSES OF $14,475, $14,437 AND $16,475 FOR 1999, 1998 AND 1997, RESPECTIVELY, AND LIFE AND DISABILITY INSURANCE PREMIUMS OF $17,967, $17,880 AND $17,870 FOR 1999, 1998 AND 1997, RESPECTIVELY, PAID BY MEDICORE TOTALLING APPROXIMATELY $32,400, $32,300 AND $34,300 FOR THE YEARS 1999, 1998
         AND 1997, RESPECTIVELY. AS PART OF THE SERVICE AGREEMENT WITH MEDICORE, THE AMOUNTS IN THE SUMMARY COMPENSATION TABLE REFLECT THAT PORTION ALLOCATED TO THE COMPANY.

(3)      ALL COMPENSATION PAID BY THE COMPANY.

(4) AUTOMOBILE LEASE AND RELATED EXPENSES AND TERM LIFE INSURANCE PREMIUMS ($300) FOR EACH OF 1999, 1998 AND 1997, PAID BY THE COMPANY.

(5) AUTOMOBILE RELATED EXPENSES AND TERM LIFE INSURANCE PREMIUMS ($300) FOR EACH OF 1999, 1998 AND 1997, PAID BY THE COMPANY.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Mr. Langbein has an employment agreement with Medicore through August 31, 2003 at an annual salary of $261,504 with yearly increases in increments of no less than $10,000. The agreement provides for Mr. Langbein to serve as the Chairman, Chief Executive Officer and President.

         The Medicore employment agreement also provides

         o     $850 per month automobile allowance
         o employee benefit plans and other fringe benefits and programs available to Medicore employees and executives
         o     reimbursement for business expenses
         o payment of universal and term life insurance owned by Mr. Langbein with an aggregate face value of $1,600,000 - beneficiaries designated by Mr. Langbein
         o indemnification of Mr. Langbein against losses, judgments and expenses in any claim against him for acting as an officer and/or director of Medicore and the Company, provided he acted in good faith and in a manner he reasonably believed was in the best interests of Medicore and the Company
         o non-competition for two years from termination within 20 miles of Medicore's primary operations, presently Hialeah, Florida; Medicore has option to request Mr. Langbein's non-competition within the United States at $4,000 per month for each 12 month period, increasing 5% each succeeding 12 month period
         o full compensation for first 90 days of disability with option of Medicore to continue employment of Mr. Langbein with full compensation less disability payments or terminate

         The Medicore employment agreement also contains different termination provisions as follows:

         o upon death, wrongful termination (defined below), disability termination or change in control (defined below), Mr. Langbein will receive a lump sum payment (as severance allowance (see below) and liquidated damages) in an amount equal to Mr. Langbein's salary, including expenses and benefits, for three years from the date of termination
         o Mr. Langbein has the option to take 400,000 shares of Medicore common stock instead of the lump sum payment; Mr. Langbein has the right for two years to demand registration of the Medicore shares and for three years to include the Medicore shares in any registration statement filed by Medicore; registration of the Medicore shares to be at the sole cost of Medicore except any of Mr. Langbein's legal fees and commissions for sale of the Medicore shares
         o full vesting of any warrants, options or similar rights held by Mr. Langbein with choice of Mr. Langbein to keep those options and warrants, otherwise Medicore has to repurchase them at a certain repurchase formula
         o     for cause by Medicore - no benefits or salary
         o for good reason (defined below) by Mr. Langbein - Medicore continues to pay salary, benefits and expenses under the agreement, and all options, warrants and other securities shall be fully vested and exercisable; or provide Mr. Langbein with the lump sum payment or instead, at Mr. Langbein's option, to acquire Medicore shares
         o upon expiration at August 31, 2003, if Medicore does not renew or enter into new employment agreement, severance allowance which is the lump sum payment or Mr. Langbein's option to take the Medicore shares.

DEFINITIONS

         o "cause" for termination includes willful failure to perform duties under the employment agreement, and illegal conduct or gross misconduct which damages the business or reputation of Medicore

         o "good reason" to terminate his employment includes assigning Mr. Langbein duties inconsistent with his position with Medicore or any action that results in reducing Mr. Langbein's authority, duty or responsibilities; reduction of salary, expenses or benefits; or other substantial breach of the agreement
         o "change in control" generally includes (a) the announcement for and/or acquisition by an individual, entity or group of 25% or more of the common stock then outstanding, except by persons affiliated with Mr. Langbein, or (b) a sale of substantially all of the assets, or a merger or acquisition of Medicore, or (c) certain changes in the board other than through shareholder elections of members nominated by the existing board.

         Barry Pardon, director and President of the Company, has a five-year employment agreement through December 31, 2000, retaining him as President. Mr. Pardon's employment agreement provides for the following:

         o     base annual salary of $120,000
         o over-ride commission of .5% of net sales in excess of $22,000,000 (which is increased by net sales of acquired companies) increasing $1,000,000 each of the next two years
         o     automobile, travel and entertainment expenses
         o termination may occur by (i) expiration of the term; (ii) death of Mr. Pardon; (iii) Mr. Pardon's disability; (iv) conviction of a crime, failure to carry out policies of the Company, dishonest practice, conduct prejudicing the Company or breach of the employment agreement; severance, which is nine months' salary, only paid upon death or termination without cause
         o non-competition for one year from termination; restrictions on Mr. Pardon calling upon customers or suppliers of the Company, diverting customers, services, or products of the Company, or disclosing any trade secrets

         Certain executive and accounting personnel and administrative facilities of Medicore and its subsidiaries, including the Company and DCA, were common for fiscal 1999. The costs of executive and accounting salaries and other shared corporate overhead are allocated pursuant to a Service Agreement between the Company and Medicore. Mr. Langbein, as an officer and director of the Company, Medicore and DCA, and Mr. Daniel Ouzts, as an officer of the Company, Medicore and DCA, divide their time and efforts among each company.
See "Certain Relationships and Related Transactions."


COMPENSATION OF DIRECTORS

         STANDARD ARRANGEMENTS

         There are no standard arrangements for compensating directors for services as directors or for acting on any committee. We do reimburse directors for expenses of attending meetings, which is minimal.

         NON-STANDARD ARRANGEMENTS

         Over the years, the Company and Medicore have provided options to directors, among other executives, consultants and employees.

OPTIONS, WARRANTS OR RIGHTS

1994 Techdyne, Inc. Stock Option Plan

         o     expired May 24, 1999
         o     1994 Plan history
               --    250,000 shares reserved for issuance
               --    227,900 granted
               --    216,400 exercised
               --    11,500 cancelled
               --    -0- outstanding

1995 Options

         o     non-qualified
         o 152,500 granted to eight directors of the Company and its subsidiaries and counsel
         o 145,000 exercised at $1.75 per share on February 25, 2000, cash for par value, the balance with three-year recourse promissory notes at 6.19% interest (at the coupon issue yield of a 52-week U.S. Treasury bill) secured by the common stock held in escrow
         o voting rights held by share owner provided no default exists under the note
         o restriction on transfer of these shares until the exercise price has been paid in full
         o     1995 Option History
               --    145,000 exercised
               --     7,500 expired
               --       -0- outstanding

1997 Stock Option Plan

         o     expires June 5, 2002
         o grants available to officers, directors, consultants, key employees, advisors and similar parties
         o options, non-qualified and incentive, up to five years, vesting, and exercise price established by board or stock option committee
         o options, at discretion of board, may be exercised either with cash, common stock with fair market value equal to cash exercise price, optionee's personal recourse note, or assignment to the Company of sufficient proceeds from sale of common stock acquired upon exercise of the option with an authorization to the broker to pay that amount to the Company, or any combination of such payments
         o     termination of optionee's affiliation with the company by
               optionee
               --    death, disability or retirement after age 65, exercisable
                     for nine months but not beyond option expiration date
               --    termination for cause, right to exercise terminates
                     immediately
               --    any other termination, 30 day exercise
         o options are non-transferable, except by laws of descent and distribution or change in control
         o forced redemption at formulated prices upon change in control of the Company which includes (i) sale of substantially all the assets of the Company or its merger or consolidation, (ii) majority of board changes other than by election of shareholders pursuant to board solicitations or vacancies filled by board caused by death or resignation, or (iii) a person or group acquires or makes a tender offer for at least 25% of the Company's common stock; optionee may waive redemption

         o     1997 Plan history to April 10, 2000
               --    500,000 reserved for issuance
               --    462,000 granted (including 23 officers, directors and key
                     employees of the Company and its subsidiaries)
               --    none exercised
               --    52,000 cancelled
               --    345,000 exercisable at $3.25 per share through June 22,
                     2002 (155,000 non-qualified, 190,000 incentive)
               --    65,000 exercisable at $4.00 per share; expiration dates
                     range from June 29, 2002 to December 14, 2002; all
                     incentive options

         The exercise price of all options is 100% or greater of the fair market value of the common stock on the date of grant.

         Options were granted in May, 1998 to IRG, a former public relations firm, all of which were cancelled except for 6,250 options exercisable at $4.25 through May 14, 2001.

         Incentive options for 87,000 shares of the Company's common stock were granted from June through December 1999 under our 1997 Plan (22,000 were cancelled) to key employees, including Messrs. David Watts (10,000 share option), Chief Financial Officer of the Company, Lytton Crossley and Edward Diamond (5,000 share options each), directors of the Company, and Larrell Walters (20,000 share option), President of Lytton. All the incentive options are exercisable at $4.00 per share through periods ranging from June 29, 2002 through December 14, 2002.

         Options for 100,000 shares exercisable at $3.50 per share through September 15, 2000 were granted to Joseph Dillon & Company, Inc. under a financial advisory services agreement to terminate on September 15, 2000.


    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

   (a)                   (b)               (c)              (d)                  (e)

                                                         Number of
                                                         Securities             Value of
                                                         Underlying           Unexercised
                                                         Unexercised          In-the-Money
                                                        Options/SARs          Options/SARs
                                                        at FY-End (#)         at FY-End($)
                    Shares Acquired   Value Realized    Exercisable/          Exercisable/
Name                 on Exercise (#)       ($)         Unexercisable         Unexercisable
----                ---------------   --------------   -------------         -------------
CEO
Thomas K. Langbein
  Company Options        -0-              -0-         140,000 (exer.)(1)     28,800 (exer.)(2)
  Medicore Options       -0-              -0-         250,000 (exer.)           (3) (exer.)

Barry Pardon
  Company Options        -0-              -0-         140,000 (exer.)(1)     28,800 (exer.)(2)
  Medicore Options       -0-              -0-          75,000 (exer.)           (3) (exer.)

Joseph Verga
  Company Options        -0-              -0-          75,000 (exer.)(4)     18,000 (exer.)(2)
  Medicore Options       -0-              -0-          30,000 (exer.)           (3) (exer.)


----------

(1) 40,000 1995 OPTIONS EXERCISABLE AT $1.75 PER SHARE, AND 100,000 1997 OPTIONS EXERCISABLE AT $3.25 PER SHARE. THE 40,000 OPTIONS WERE EXERCISED ON FEBRUARY 25, 2000 WITH CASH FOR PAR VALUE ($400) AND THE BALANCE WITH A RECOURSE THREE-YEAR PROMISSORY NOTE. SEE "1995 OPTIONS" ABOVE.

(2) "IN-THE-MONEY" STOCK OPTIONS ARE OPTIONS FOR WHICH THE EXERCISE PRICE IS LESS THAN THE MARKET PRICE OF THE UNDERLYING COMMON STOCK ON A PARTICULAR DATE. THE VALUE OF THE IN-THE-MONEY OPTIONS, WHICH INCLUDED ONLY THE 40,000 1995 OPTIONS (THE 1997 OPTIONS ARE OUT-OF-THE-MONEY SINCE THE EXERCISE PRICE IS HIGHER THAN THE YEAR-END MARKET VALUE), WAS DETERMINED BY THE DIFFERENCE BETWEEN THE EXERCISE PRICE AND THE CLOSING PRICE OF THE COMMON STOCK AS REPORTED BY NASDAQ ON FRIDAY, DECEMBER 31, 1999, WHICH WAS $2.47.

(3) THE MEDICORE OPTIONS ARE OUT-OF-THE MONEY, THE EXERCISE PRICE BEING $2.38 PER SHARE AND THE CLOSING PRICE OF THE COMMON STOCK AS REPORTED BY NASDAQ ON DECEMBER 31, 1999 WAS $2.06.

(4) 25,000 1995 OPTIONS EXERCISABLE AT $1.75 PER SHARE, AND 50,000 1997 OPTIONS EXERCISABLE AT $3.25 PER SHARE. THE 25,000 OPTIONS WERE EXERCISED ON FEBRUARY 25, 2000 WITH CASH FOR PAR VALUE ($250) AND THE BALANCE WITH A RECOURSE THREE-YEAR PROMISSORY NOTE. SEE "1995 OPTIONS" ABOVE.

                       BOARD EXECUTIVE COMPENSATION REPORT

         We have no executive compensation committee. Compensation of our executive officers is considered by the entire board of directors. Only Barry Pardon, President and director of the Company. Mr. Langbein has an employment agreement with Medicore. See "Executive Compensation - Employment Contracts and Termination of Employment and Change In Control Arrangements."

         Executive compensation is structured to motivate management to create and sustain shareholder value. The board attempts to accomplish this goal by:

         (i) aligning the interests of management and shareholders through stock ownership; and

        (ii) seeking growth and performance of Techdyne by attracting, retaining and motivating talented executives and employees through competitive compensation.

WHAT IS THE STRUCTURE OF EXECUTIVE COMPENSATION?

         The elements of executive compensation include:

         o     base pay
         o     long-term incentives
         o special awards in recognition of extraordinary efforts and achievements

HOW IS BASE PAY DETERMINED?

         Base pay is determined by individual performance and position with and responsibilities to the Company. We also try to be competitive with salaries of companies in our industry in an attempt to be able to maintain quality executives. Base salaries for management are below major competitors, which are much larger with greater financial resources than the Company.

BASE SALARY FOR CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT

         Thomas K. Langbein, Chairman of the Board and Chief Executive Officer, and Barry Pardon, President and director, who have been affiliated with the Company for 18 years and 20 years, respectively, are most responsible for the Company's performance.

         Mr. Pardon has been one of the motivating forces behind the Company's sales growth, implementing efficiency programs, expansion of products, services and customer base, and keeping the Company current with technological changes in the industry. He, with Mr. Langbein, directs our operations and continuously seeks new areas of growth in the electronics and electro-mechanical industry. Mr. Pardon was responsible for the Lytton acquisition, which has strengthened our financial, sales and manufacturing positions and expanded our operations into new geographic areas, broadening our product line and enabling us to better serve our customer base with enhanced product choices.

         Thomas K. Langbein, as Chairman and Chief Executive Officer, has been another motivating force behind our growth, inventory and expense control and strengthening of profit margins. Mr. Langbein's compensation is paid by Medicore under his employment agreement with that parent company, with certain amounts allocated to the Company in proportion to the time Mr. Langbein spends on our behalf.

         The board considers all these factors in evaluating the performance and setting the compensation of Mr. Langbein as Chief Executive Officer and Mr. Pardon as President. The board also considered these officers' direction of our operations and establishing and implementing our business strategy. Mr. Langbein and Mr. Pardon did not participate in discussions affecting their own compensation.

WHAT ARE LONG-TERM INCENTIVES?

         Long-term incentive awards for executives usually take the form of granting stock options under our option plans or granting restricted stock awards, meaning shares which cannot be publicly sold for a certain period of time, usually from one to two years. We believe the granting of stock options or restricted shares helps align the interests of the Company's executives with our shareholders. This is premised on the basic principle that the executives will receive value only if the market value of our common stock increases over time. Market price should increase if management strives to improve the Company's operations and profitability. Our revenues have increased over the years and we have been profitable, although recently at reduced amounts. Our stock prices have remained relatively consistent in the range of $2.00 to a high in the third quarter of $4.63. See Item 5, "Market for the Registrant's Common Equity and Related Stockholder Matters," Item 6, "Selected Financial Data", and Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 accompanying this Information Statement.

SPECIAL AWARDS

         Special awards may be granted from time to time in recognition of extraordinary efforts and achievements, as well as prospective contributions and services. Such may arise based upon an executive's extraordinary efforts in accomplishing expansion, acquisitions, increasing market share and similar events. These situations and extent of awards are evaluated on a case by case basis.

                       SUBMITTED BY THE BOARD OF DIRECTORS

                               Thomas K. Langbein
                  Anthony C. D'Amore              Barry Pardon
                  Joseph Verga                    Peter D. Fischbein
                  Edward Diamond                  Lytton Crossley


                                PERFORMANCE GRAPH

         The following graph shows a five-year comparison of cumulative total shareholder returns for the Company, the Nasdaq Market Index and the Electronics Industry Index from October 2, 1995, the date the common stock started trading, through December 31, 1999. The cumulative total shareholder returns on the Company's common stock was measured by dividing the difference between the Company's share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The total shareholder return assumes $100 invested at the beginning of the period in the Company's common stock, in the Nasdaq Market Index and the Electronics Industry Index. We did not pay dividends on our common stock during the measurement period and the calculations of cumulative total shareholders return on the common stock did not include dividends.


        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS AMONG TECHDYNE,
                  NASDAQ MARKET INDEX AND ELECTRONICS INDUSTRY
                                      INDEX

Mesaurement Period                                                  Electronic
------------------          Techdyne, Inc.     Nasdaq Index       Industry Index
(Fiscal Year Covered)       --------------     ------------       --------------
Measurement Pt-10/2/95        $ 100.00           $ 100.00            $ 100.00

FYE 12/31/95                     84.48              99.20               83.21
FYE 12/31/96                     77.59             123.27              126.15
FYE 12/31/97                     60.34             150.78              134.23
FYE 12/31/98                     33.62             212.66              196.48
FYE 12/31/99                     34.05             375.08              415.86

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Medicore had been advancing funds at no interest to finance our business since its acquisition of our Company in 1982. After several repayments to Medicore over the years we issued to Medicore an unsecured demand promissory note convertible into our common stock at a rate of $1.75 per share. The annual interest rate on the note was 5.7%. Medicore converted $350,000 of the Company's promissory note into 200,000 shares of our common stock in 1996, $875,000 of the note into 500,000 shares of our common stock in 1997, and on September 30, 1999, Medicore converted the balance of the note, with interest, which amounted to $2,531,941, into 1,446,823 shares, resulting in Medicore's ownership interest in the Company of 4,674,620 shares of common stock (70.8% of the outstanding shares).

         In 1990, we sold to Medicore our real property consisting of land, two buildings and a parking lot in Hialeah, Florida. Medicore is leasing these two buildings and parking lot to us under a five year net lease expiring March 31, 2001 at $150,000 per year plus applicable taxes. We believe that the rentals are on terms as favorable as obtainable from unaffiliated parties.

         We had a credit facility and three commercial loans with NationsBank in Florida. The line of credit was for $1,600,000, secured by all of our assets, with interest at the bank's prime rate, 8.50% as of December 31, 1999, with a maturity date of May 1, 2000, and an outstanding balance of $1,600,000 at December 31, 1999. We also had a five year term loan of $1,500,000 due December 29, 2002 at an annual interest rate of 8.60%, with a variety of affirmative and negative covenants, and two commercial term loans obtained in 1996, one for $712,500 expiring on February 7, 2001 at an annual rate of interest equal to 8.28% and a prepayment penalty, secured by a mortgage on properties in Hialeah, Florida owned by Medicore, two of which properties are leased to us and one parcel used as a parking lot, and the second commercial term loan for the principal amount of $200,000 for a period of five years bearing interest at a per annum rate of 1.25% over NationsBank's prime rate, secured by all of our tangible personal property, goods and equipment, and all cash or non-cash proceeds of such collateral. We also had borrowings from a local bank for $145,000 with interest payable monthly at prime with the note maturing in April, 2000.

         All these financings, which had an aggregate remaining principal balance at the time of refinancing of approximately $3,115,000, were replaced with two credit facilities with The Provident Bank in Ohio for an aggregate borrowing of $5,500,000. This includes a three-year revolving credit line at an interest rate of prime minus .25%, or at a fixed rate equal to the relevant quoted LIBOR rate plus 2.5%, at our election. Also, part of the financing is a five-year term loan of $1,000,000 at the same interest rate as the revolving line of credit. For details of the financing see Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" of our Annual Report on Form 10-K for the year ended December 31, 1999 accompanying this Information Statement. This financing is guaranteed by Lytton, which subsidiary has provided The
Provident Bank with a Security Agreement, including all of Lytton's property, and a Conditional Assignment of Lease, assigning all of its right, title and interest as tenant under the lease to the bank as further security for its guaranty. The Conditional Assignment of Lease takes effect only if Lytton defaults in any of its obligations under the lease or its guaranty of our financing. That lease is with Stanley Avenue Properties, Ltd., a limited liability company whose membership includes Lytton and Patricia Crossley. Mrs. Crossley is the wife of Lytton Crossley, former President of Lytton and a director of the Company, who is also Assistant to the President of Lytton under an Employment Agreement renewable annually requiring 40 hours per month at an annual salary of $30,000. See "Proposal No. 1: Election of Directors."

         Lytton also entered into amendments to its financing agreements with The Provident Bank which include a $3,000,000 revolving credit arrangement, a $1,400,000 term loan and a $500,000 equipment loan, modified to extend the line of credit term to coincide with our line of credit term and with the interest rates reduced to interest rates identical to those on our financing with the bank. We have unconditionally guaranteed Lytton's financing, secured by a Security Agreement providing the bank with a continuing first priority security interest on all our property. See Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 2 to "Notes to Consolidated Financial Statements" of our Annual Report on
Form 10-K for the year ended December 31, 1999, accompanying this Information Statement.

         We acquired Lytton in 1997 for $2,500,000 cash and 300,000 shares of our common stock which had a fair value of approximately $1,031,000 based on the closing price on the date of acquisition for which we guaranteed $2,400,000 to

Patricia Crossley, the seller of Lytton. The guarantee was modified and in July, 1999, we paid her $1,100,000 and forgave an advance of $1,278,000 made in July, 1998.

         The Lytton acquisition agreement also provided for incentive consideration based on specific sales levels of Lytton for each of three successive specified years. This resulted in additional consideration to Patricia Crossley of approximately $290,000 and $154,000 for the first two years of sales levels paid in April, 1999 and April, 1998.

         Mr. Crossley had borrowed an aggregate of approximately $155,000 from Lytton, which was repaid at the closing date of the Lytton acquisition on July 31, 1997. The repayment was made through use of a portion of the cash consideration paid to Patricia Crossley for the sale of Lytton to the Company.

         Lytton had a deferred compensation arrangement with Mr. Crossley, which required monthly payments of $8,339 provided that Lytton's cash flow was adequate to cover the payments with interest to be calculated on any unpaid balances as of August 1, 1999. For the year ended December 31, 1999, a total of $58,000 was paid under this arrangement, which fully paid this arrangement.

         In 1996, Lytton sold its offices and operating facility to Stanley Avenue Properties, Ltd., a limited liability company whose membership includes Lytton and Pat Crossley. Stanley Avenue Properties, Ltd. acquired the facilities in exchange for a note to Lytton and the assumption of two mortgage notes. The note receivable from Stanley Avenue Properties, Ltd. of approximately $139,000 was repaid on July 31, 1997 upon our acquisition of Lytton. Stanley Avenue Properties, Ltd. leased the property to Lytton. In connection with the acquisition of Lytton by the Company, the lease was renegotiated to a five year lease through July 31, 2002 with monthly lease payments of approximately $17,900 for the first year, adjusted in subsequent years for the change in the consumer price index, and contains two renewal options each for five years of the then fair market rental value. See Item 2, "Properties" of our Annual Report on Form 10-K for the year ended December 31, 1999 accompanying this Information Statement.

         Certain of the officers and directors of the Company are officers and/or directors of Medicore and its publicly held subsidiary, DCA, including Thomas K. Langbein, Chairman of the Board of Directors and Chief Executive Officer of the Company holding the same positions with Medicore and DCA, as well as being President of Medicore, and an officer and director of Medicore's and certain of DCA's subsidiaries. Mr. Langbein is also the President, sole shareholder and director of Todd, a securities broker-dealer. Daniel R. Ouzts, Vice President of Finance and Controller of the Company holds the same positions with and is also Treasurer of Medicore and DCA, and Peter
D. Fischbein and Anthony C. D'Amore are each directors of the Company and Medicore. See "Proposal No. 1: Election of Directors." Mr. Langbein owns
2.7% of our Company (includes an option for 100,000 shares), 17.2% of our Parent (includes an option for 250,000 Medicore shares), and 6.5% of DCA (includes an option for 260,000 DCA shares). Mr. Fischbein owns 1% and Messrs. Ouzts and D'Amore have a less than 1% interest in our Company and have interests in Medicore ranging from 1.2% to 4.7%, respectively. See "Beneficial Ownership of the Company's Securities." Lawrence E. Jaffe is Secretary and counsel to the Company, Medicore and DCA. Mr. Jaffe has less than a 1% interest in our Company, a 2.5% interest in our parent and a 4.2% interest in DCA (which includes a warrant for 2,000 DCA shares and an option for 160,000 DCA shares). Mr. Jaffe also receives a substantial portion of his professional fees from our Company, our parent and DCA, which for 1999 were $45,000, $86,000 and $132,000, respectively.

         Todd, a small securities brokerage firm of which Thomas K. Langbein is owner and principal, has an agreement with MainStreet IPO.com Inc. pursuant to which the principals of MainStreet are to recommend their prospective clients to Todd to act as underwriter or stock selling group member. MainStreet has developed a website to provide companies the ability to engage in direct public offerings through a Dutch Auction. That is a process that allows potential investors to bid for a specific amount of an issuer's securities at prices they determine they are willing to pay. Todd has made its broker-dealer registration available to MainStreet, if necessary. MainStreet's proposed operations are subject to an issue of broker-dealer registration now under discussion between MainStreet and the Commission. Mr. Langbein received 660,000 shares (approximately 8%) of MainStreet, with an additional 240,000 shares issued to Mr. Langbein's two adult children and two brothers, both of whom is employed by Medicore in marketing.

         MainStreet has not initiated operations, and has filed a registration statement with the Commission, which includes a proxy statement of DCA, our parent's other public subsidiary, of which Mr. Langbein is Chairman of the Board and CEO. That registration and proxy relate to the proposed sale of DCA's operations to Medicore and the merger of MainStreet with DCA under a merger agreement pursuant to which MainStreet would issue its shares to the DCA shareholders. If the DCA/MainStreet merger is accomplished, for which there can be no assurance, the DCA options/common stock would become MainStreet securities. The DCA securities owned by our and Medicore's affiliates have been included for resale, along with the other Medicore, DCA and MainStreet shareholders, in MainStreet's registration statement now pending before the Commission.

         MainStreet also has a joint venture with Linux Global Partners, a private holding company investing in Linux software companies. The joint venture is Linux IPO.com, a website similar to MainStreet's for direct public offerings of Linux companies, in which Linux Global Partners invested and which may wish to effect direct public offerings. Our parent, Medicore, in January, 2000, acquired for $90 a 6% interest in Linux Global Partners, and at that time lent that company $1,500,000 at an annual interest rate of 10%, for Linux Global Partners' investing in Linux software companies and in which Medicore obtained a security interest to secure its loan. Mr. Langbein was appointed as a director of Linux Global Partners. Medicore had an option to and on March 27, 2000 acquired an additional 2% interest in and loaned an additional $500,000 to Linux Global Partners. Medicore borrowed the $2,000,000 from DCA, its other public subsidiary, at an interest rate of 10% per annum.

         Certain of the executive and accounting personnel and administrative facilities of Medicore and its subsidiaries, including the Company, are common. The costs of executive and accounting salaries and other shared corporate overhead for these companies are charged through a Service Agreement between the Company and Medicore. See "Executive Compensation - Employment Contracts and Termination of Employment and Change-In-Control Arrangements." The amount of expenses due to Medicore, generally included in intercompany Medicore advances to us, for each of the three years ended December 31, 1999 was approximately $408,000. It is our opinion that these services are on terms as favorable as obtainable from unaffiliated parties.

         We manufactured certain products for Medicore in 1998 which sales amounted to $172,000 for that year. Medicore's Medical Products Division took over the lancet production in the first quarter of 1999, with sales to Medicore amounting to approximately $23,000 in 1999.

         Lance International, with which company Edward Diamond, one of our directors (see "Proposal No. 1: Election of Directors"), is affiliated as President and one of the owners, does subcontract manufacturing for us. For the two years ended December 31, 1999 and 1998, Lance International revenues from manufacturing for the Company amounted to $1,728,000 and $2,245,000, representing 26% and 30% of its revenues for these years, respectively. The Lance International manufacturing for us represented approximately 4% and 6% of our sales for the two years ended December 31, 1999 and 1998, respectively.

         Anthony C. D'Amore, one of our directors and a director of Medicore, acts as an insurance consultant and receives nominal commissions from the property, casualty, general liability and worker's compensation insurance coverages for the Company, Medicore and DCA. The Company, Medicore and DCA obtain group health insurance coverage and personal life insurance policies for several executives and key employees through

George Langbein, brother of Thomas K. Langbein and an employee of Medicore. This insurance includes $100,000 term life insurance each covering and owned by Barry Pardon, President and director of the Company, Joseph Verga, Senior Vice President, Treasurer and director of the Company (each purchased and paid for by the Company), Daniel R. Ouzts, Vice President of Finance and Controller of the Company, and Bonnie Kaplan, a key employee of Medicore
(both purchased and paid for by Medicore). Medicore also pays for $1,600,000 of life insurance owned by Thomas K. Langbein. See "Executive Compensation." Premiums on these coverages totaled approximately $761,000 during 1999 of which $467,000 was for the Company. We are of the opinion that the cost and coverage of the insurance are as favorable as can be obtained from unaffiliated parties.

                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

         The following table sets forth as of April 10, 2000 the names and beneficial ownership of the equity securities of the Company and of Medicore, our parent, for directors, individually itemized, and for directors and executive officers as a group, without naming them, and for each of the named executive officers described in the Summary Compensation Table (see "Executive Compensation"), and for shareholders known to the Company to beneficially own more than 5% of our voting securities.

                                          Amount and Nature of Beneficial Ownership(1)
                                --------------------------------------------------------------

                                Techdyne                              Medicore
                                 Common                                Common
 Name                            Stock           %(2)(3)                Stock           %(2)(4)
 ----                            -----           -------              --------          -------
Medicore, Inc.                4,674,620          70.8%(5)                --              --
2337 W. 76th St.
Hialeah, FL 33016

Barry Pardon+                   186,533(6)        2.8%                 136,950(7)        2.4%

Thomas K. Langbein **         4,854,620(8)       72.3%               1,023,014(9)       17.2%

Joseph Verga +                  103,334(10)       1.6%                  79,075(11)       1.4%

                                                less than
Peter D. Fischbein **            55,000(12)       1.0%                 176,229(13)       3.0%

                                                less than
Anthony C. D'Amore **            40,000(14)       1.0%                 273,890(15)       4.7%

                                                less than
Lytton Crossley                   5,000(16)       1.0%                   --              --
61 Flamingo Drive
Crossville, TN 38555
                                                                                        less than
Edward Diamond                    5,000(16)        --                   17,000(17)       1.0%
One Sprucewood Lane
West Port, CT 06880

All directors and
executive officers
as a group (8 persons)          599,867(5)(18)    8.7%               1,777,208(19)      28.5%

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

**       c/o Medicore, Inc., 777 Terrace Avenue, Hasbrouck Heights, New Jersey
         07604
+        c/o the Company, 2230 W. 77th Street, Hialeah, Florida 33016

----------

(1) BASED UPON INFORMATION FURNISHED TO THE COMPANY BY EITHER THE DIRECTORS AND OFFICERS OR OBTAINED FROM OUR STOCK TRANSFER BOOKS. THE COMPANY IS INFORMED THAT THESE PERSONS HOLD SOLE VOTING AND DISPOSITIVE POWER WITH RESPECT TO THE SHARES OF COMMON STOCK EXCEPT AS NOTED HEREIN. "BENEFICIAL OWNERSHIP" IS A TECHNICAL TERM BROADLY DEFINED BY THE RULES OF THE COMMISSION TO MEAN MORE THAN JUST DIRECT OWNERSHIP IN YOUR NAME. BENEFICIAL OWNERSHIP ALSO MEANS YOU MAY HOLD INDIRECTLY, EITHER THROUGH A RELATIONSHIP, A POSITION OF DIRECTOR OR TRUSTEE, OR THROUGH A CONTRACT OR OTHER ARRANGEMENT, THE POWER, ALONE OR SHARED, TO VOTE OR SELL THE SHARES. ALSO YOU ARE DEEMED A BENEFICIAL OWNER IF YOU HAVE THE RIGHT TO ACQUIRE THE SHARES WITHIN 60 DAYS. SEE NOTE (2) BELOW.

(2) FOR PURPOSES OF COMPUTING THE PERCENTAGE OF OUTSTANDING SHARES HELD BY EACH PERSON OR GROUP OF PERSONS NAMED IN THIS TABLE, ANY SECURITY WHICH SUCH PERSON OR GROUP OF PERSONS HAS THE RIGHT TO ACQUIRE WITHIN 60 DAYS OF APRIL 10, 2000 IS DEEMED TO BE OUTSTANDING FOR PURPOSES OF COMPUTING THE PERCENTAGE OWNERSHIP OF SUCH PERSON OR PERSONS, BUT IS NOT DEEMED TO BE OUTSTANDING FOR THE PURPOSE OF COMPUTING THE PERCENTAGE OWNERSHIP OF ANY OTHER PERSON.

(3)      BASED ON 6,596,990 SHARES OF COMMON STOCK OUTSTANDING. DOES NOT INCLUDE
         (I) OPTIONS UNDER THE COMPANY'S 1997 STOCK OPTION PLAN FOR 410,000 SHARES OF COMMON STOCK; (II) OPTIONS GRANTED IN 1998 TO THE INVESTOR RELATIONS GROUP, INC. ("IRG"), A FORMER PUBLIC RELATIONS FIRM TO THE COMPANY AND MEDICORE FOR 6,250 SHARES OF COMMON STOCK EXERCISABLE THROUGH MAY 14, 2001 AT $4.25 PER SHARE; (III) 200,000 SHARES OF COMMON STOCK EXERCISABLE UNDER A PURCHASE OPTION ISSUED TO THE UNDERWRITER OF THE COMPANY'S 1995 PUBLIC OFFERING OF COMMON STOCK AND WARRANTS, WHICH OPTION IS FOR 100,000 SHARES OF COMMON STOCK AT A PURCHASE PRICE OF $6.60 PER SHARE AND $.25 PER WARRANT FOR WARRANTS EXERCISABLE INTO COMMON STOCK AT $8.25 PER SHARE THROUGH SEPTEMBER 12, 2000; OR (IV) AN OPTION GRANTED IN JULY, 1999, TO JOSEPH DILLON & COMPANY, INC. FOR 100,000 SHARES OF COMMON STOCK EXERCISABLE THROUGH SEPTEMBER 15, 2000 AT $3.50 PER SHARE. SEE NOTE (2).

(4) BASED ON 5,710,540 SHARES OUTSTANDING. DOES NOT INCLUDE (I) 838,000 SHARES OF MEDICORE'S COMMON STOCK UNDERLYING OPTIONS GRANTED UNDER MEDICORE'S 1989 STOCK OPTION PLAN, WHICH OPTIONS ARE NOT TRANSFERABLE AND ARE EXERCISABLE THROUGH APRIL 17, 2000 AT $2.38 PER SHARE (SEE NOTE
         (2)); (II) 400,000 SHARES OF MEDICORE'S COMMON STOCK UNDER AN OPTION GRANTED IN THE EMPLOYMENT AGREEMENT OF THOMAS K. LANGBEIN (SEE NOTE
         (9)); (III) 5,000 SHARES OF MEDICORE'S COMMON STOCK UNDERLYING OPTIONS GRANTED TO IRG (SEE NOTE (3)) EXERCISABLE THROUGH MAY 14, 2001 AT $2.25 PER SHARE; (IV) 98,000 SHARES AUTHORIZED FOR ISSUANCE UNDER A KEY EMPLOYEE STOCK PLAN DATED MAY 6, 1996; AND (V) 475,000 SHARES OF
         COMMON STOCK UNDERLYING OPTIONS GRANTED IN FEBRUARY, 2000 UNDER MEDICORE'S 2000 STOCK OPTION PLAN, WHICH IS SUBJECT TO MEDICORE'S SHAREHOLDER APPROVAL.

(5) OFFICERS AND DIRECTORS OF MEDICORE, INCLUDING THOSE DIRECTORS OF THE COMPANY AND MEDICORE WHO MAY BE SHAREHOLDERS OF EACH COMPANY, DISCLAIM ANY INDIRECT BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK THROUGH MEDICORE'S 70.8% OWNERSHIP OF THE COMPANY).

(6)      INCLUDES (I) OPTIONS FOR 100,000 SHARES OF OUR COMMON STOCK (SEE NOTE
         (2)); AND (II) 5,533 SHARES HELD IN HIS WIFE'S NAME. EXCLUDES APPROXIMATELY 112,000 (1.7%) SHARES THAT MAY BE DEEMED INDIRECTLY

         BENEFICIALLY OWNED THROUGH MEDICORE'S OWNERSHIP OF THE COMPANY, WHICH INDIRECT BENEFICIAL OWNERSHIP IS DISCLAIMED. SEE NOTE (5).

(7) INCLUDES (I) 75,000 SHARES OF MEDICORE'S COMMON STOCK UNDERLYING AN OPTION GRANTED IN APRIL, 1995 EXERCISABLE AT $2.38 PER SHARE THROUGH APRIL 17, 2000; AND (II) 8,400 SHARES OF MEDICORE'S COMMON STOCK OWNED BY HIS WIFE. SEE NOTE (4).

(8)      INCLUDES (I) OPTIONS FOR 100,000 SHARES OF OUR COMMON STOCK (SEE NOTE
         (2)); AND (II) MEDICORE'S 4,674,620 SHARE OWNERSHIP (70.8%) OF THE COMPANY BY VIRTUE OF HIS EXECUTIVE POSITIONS AND DIRECTORSHIPS WITH THE COMPANY AND MEDICORE AND HIS STOCK OWNERSHIP OF MEDICORE, WHICH MAY DEEM MR. LANGBEIN TO HAVE BENEFICIAL OWNERSHIP OF SUCH SHARES THROUGH SHARED VOTING AND INVESTMENT POWER WITH RESPECT TO MEDICORE'S OWNERSHIP OF THE COMPANY. MR. LANGBEIN DISCLAIMS SUCH ENTIRE BENEFICIAL OWNERSHIP, BUT FOR HIS PROPORTIONATE INTEREST, APPROXIMATELY 804,000 SHARES OF THE COMPANY (12.2%). SEE NOTE (5). WITHOUT INCLUDING MEDICORE'S OWNERSHIP, MR. LANGBEIN OWNS 180,000 SHARES (2.7%) OF TECHDYNE (INCLUDES AN OPTION FOR 100,000 SHARES).

(9) INCLUDES 250,000 SHARES UNDERLYING OPTIONS GRANTED IN APRIL, 1995, EXERCISABLE AT $2.38 PER SHARE THROUGH APRIL 17, 2000. DOES NOT INCLUDE
         (I) 15,700 SHARES EACH HELD IN THE NAMES OF MR. LANGBEIN'S TWO CHILDREN WHO ARE OF MAJORITY AGE; AND (II) AN OPTION TO ACQUIRE UP TO 400,000 SHARES OF COMMON STOCK IN LIEU OF A LUMP SUM PAYMENT, WHICH OPTION IS NOT PRESENTLY EXERCISABLE EXCEPT IN THE EVENT OF A CHANGE IN CONTROL OF MEDICORE. SEE NOTE (4).

(10) INCLUDES OPTIONS FOR 50,000 SHARES OF OUR COMMON STOCK (SEE NOTE (2). EXCLUDES APPROXIMATELY 65,000 (1.0%) SHARES THAT MAY BE DEEMED INDIRECTLY BENEFICIALLY OWNED THROUGH MEDICORE'S OWNERSHIP OF THE COMPANY, WHICH INDIRECT BENEFICIAL OWNERSHIP IS DISCLAIMED. SEE NOTE
         (5).

(11) INCLUDES 30,000 SHARES OF MEDICORE'S COMMON STOCK UNDERLYING AN OPTION GRANTED IN APRIL, 1995 EXERCISABLE AT $2.38 PER SHARE THROUGH APRIL 17, 2000. SEE NOTE (4).


(12) INCLUDES OPTIONS FOR 15,000 SHARES OF OUR COMMON STOCK. SEE NOTE (2). EXCLUDES APPROXIMATELY 140,000 (2.1%) SHARES THAT MAY BE DEEMED INDIRECTLY BENEFICIALLY OWNED THROUGH MEDICORE'S OWNERSHIP OF THE COMPANY, WHICH INDIRECT BENEFICIAL OWNERSHIP IS DISCLAIMED. SEE NOTE
         (5).

(13) INCLUDES (I) 100,000 SHARES OF MEDICORE COMMON STOCK HELD IN TRUST FOR HIS INFANT SON; MR. FISCHBEIN'S WIFE IS TRUSTEE; MR. FISCHBEIN DISCLAIMS BENEFICIAL INTEREST IN THESE 100,000 SHARES; AND (II) 75,000 SHARES OF MEDICORE COMMON STOCK UNDERLYING AN OPTION GRANTED IN APRIL, 1995 EXERCISABLE AT $2.38 PER SHARE THROUGH APRIL 17, 2000. SEE NOTE
         (4). DOES NOT INCLUDE 196,382 SHARES OF COMMON STOCK OWNED BY HIS WIFE IN WHICH SHARES, BASED ON HER FINANCIAL INDEPENDENCE, MR. FISCHBEIN DISCLAIMS BENEFICIAL INTEREST.

(14)     INCLUDES (I) OPTIONS FOR 15,000 SHARES OF OUR COMMON STOCK (SEE NOTE
         (2)); AND (II) 15,000 SHARES OF OUR COMMON STOCK HELD IN HIS RETIREMENT PLAN. EXCLUDES APPROXIMATELY 220,000 (3.3%) SHARES THAT MAY BE DEEMED INDIRECTLY BENEFICIALLY OWNED THROUGH MEDICORE'S OWNERSHIP OF THE COMPANY, WHICH INDIRECT BENEFICIAL OWNERSHIP IS DISCLAIMED. SEE NOTE
         (5).

(15) INCLUDES 75,000 SHARES OF MEDICORE COMMON STOCK UNDERLYING AN OPTION GRANTED IN APRIL, 1995 EXERCISABLE AT $2.38 PER SHARE THROUGH APRIL 17, 2000. SEE NOTE (4).

(16) INCLUDES OPTIONS FOR 5,000 SHARES OF OUR COMMON STOCK UNDER THE 1997 STOCK OPTION PLAN.

(17)     ALL SHARES HELD IN HIS RETIREMENT PLAN.

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

(18)     DOES NOT INCLUDE MEDICORE'S OWNERSHIP THROUGH MR. LANGBEIN. SEE NOTE
         (8)

(19) INCLUDES 535,000 SHARES OF MEDICORE'S COMMON STOCK UNDERLYING THE OPTIONS GRANTED UNDER MEDICORE'S 1989 STOCK OPTION PLAN. SEE NOTES (2) AND (4).

DID DIRECTORS, EXECUTIVE OFFICERS AND 10% SHAREHOLDERS COMPLY WITH SECTION 16(a) OWNERSHIP REPORTING IN 1998?

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% shareholders to file reports with the Securities and Exchange Commission, the Nasdaq Stock Market and the Company, indicating their ownership of our common stock and any changes in their beneficial ownership of their common stock ownership interests. The rules of the Securities and Exchange Commission require that we disclose failed or late filings of reports of Company stock ownership by its directors and executive officers. To the best of the Company's knowledge, all beneficial ownership reports by these reporting persons were filed on a timely basis, except for Lytton Crossley, late on a Form 3, his initial beneficial ownership report, and Peter D. Fischbein, late for one transaction relating to the exercise of an option in May, 1999.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO THE SECRETARY OF THE COMPANY, LAWRENCE E. JAFFE, 777 TERRACE AVENUE, HASBROUCK HEIGHTS, NEW JERSEY 07604, A COPY OF THE FINANCIAL SCHEDULES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 (COPIES OF WHICH ANNUAL REPORT ARE INCLUDED WITH THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND INFORMATION STATEMENT) WILL BE PROVIDED WITHOUT CHARGE.


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